UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2015

RLJ ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
(Address of principal executive offices)

Registrant's telephone number, including area code: (301) 608-2115

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The special meeting of stockholders of RLJ Entertainment, Inc. (the "Company") was held on December 4, 2015.  At the special meeting, the holders of 9,810,788 shares of common stock, which represents approximately 76% of the outstanding shares entitled to vote as of the record date of October 21, 2015, were represented in person or by proxy.  The proposals are described in more detail in the Company's definitive proxy statement dated October 26, 2015 and filed with the Securities and Exchange Commission on October 27, 2015.  The final voting results for proposals 1 2, and 3, which were voted on by the stockholders at the special meeting, are set forth below.

The Company's stockholders voted to approve an increase in the aggregate number of shares of the Company's common stock authorized for issuance under the Company's 2012 Incentive Compensation Plan by 5,000,000 shares.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
4,996,935	2,302,660	5,789	2,505,404

The Company's stockholders voted to approve an amendment to the Company's amended and restated articles of incorporation to effect a reverse stock split of the Company's common stock at a ratio determined by our Board of Directors (or any authorized committee of the Board) from five designated alternatives. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
9,275,615	532,969	2,204	0

The Company's stockholders voted to approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company) to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve either of the foregoing proposals. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
7,429,306	2,377,966	3,516	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date: December 9, 2015	By:	/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: Chief Executive Officer